THIRD AMENDMENT TO THE

ETF CUSTODY AGREEMENT

THIS THIRD AMENDMENT to the ETF Custody Agreement dated as of January 17, 2025, as amended (the “Agreement”) is made and entered into as of June 15, 2026 (the “Effective Date”), by and between HORIZON FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at 800 Nicollet Mall, Minneapolis, Minnesota 55402 (“Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to add the following funds:

Anfield Dynamic Fixed Income ETF

Anfield Enhanced Market Strategy ETF

Anfield Universal Fixed Income ETF

Anfield U.S. Equity Sector Rotation ETF

Regents Park Hedged Market Strategy ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1. As of the Effective Date, Exhibit A is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2. Notwithstanding the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

HORIZON FUNDS

By: /s/ Steve Terry

Name: Steve Terry

Title: Chief Financial Officer

Date: June 11, 2026

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Elizabeth Scalf

Name: Elizabeth Scalf

Title: Senior Vice President

Date: June 11, 2026

Exhibit A to the ETF Custody Agreement

Separate Series of Horizon Funds

Name of Series

Anfield Dynamic Fixed Income ETF

Anfield Enhanced Market Strategy ETF

Anfield Universal Fixed Income ETF

Anfield U.S. Equity Sector Rotation ETF

Horizon Expedition Plus ETF

Horizon Landmark ETF

Horizon Dividend Income ETF

Horizon Core Equity ETF

Horizon Managed Risk ETF

Horizon Core Bond ETF

Horizon Flexible Income ETF

Horizon Nasdaq-100 Defined Risk ETF

Horizon Digital Frontier ETF

Horizon International Equity ETF

Horizon International Managed Risk ETF

Horizon Small/Mid Cap Core Equity ETF

Regents Park Hedged Market Strategy ETF